                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75850) and related Prospectus of Adept Technology, Inc. and to the incorporation by reference therein of our report dated July 30, 2001, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                               /s/  Ernst & Young LLP


February 21, 2002